UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006
(February 14, 2006)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 14, 2006, Brown Shoe Company, Inc. (the “Company”) and certain of its subsidiaries entered into a second amendment (the “Second Amendment”) to the Amended and Restated Credit Agreement, dated as of July 21, 2004, as amended (the “Amended and Restated Credit Agreement”), among the Company, as lead borrower for itself and on behalf of certain of its subsidiaries, and Bank of America, N.A., as administrative agent and collateral agent, and the other financial institutions party thereto, as lenders.

The Second Amendment amends the Amended and Restated Credit Agreement by, among other things:

•	allowing lower margins on borrowings;
•	easing the limitation on accounts receivable for calculation of the loan parties’ borrowing base;
•	Providing additional flexibility for foreign subsidiaries to lend to loan parties; and
•	increasing the flexibility regarding investments in a subsidiary that is not a loan party.

The foregoing description of the Second Amendment, including capitalized terms, is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference, and the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on July 23, 2004.

Item 9.01   Financial Statements and Exhibits

(c) Exhibit

Exhibit Number	Description of Exhibits
10	Second Amendment to Amended and Restated Credit Agreement dated as of February 14, 2006, with respect to the Amended and Restated Credit Agreement dated as of July 21, 2004, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: February 15, 2006	/s/ Michael I. Oberlander
Michael I. Oberlander
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10	Second Amendment to Amended and Restated Credit Agreement dated as of February 14, 2006, with respect to the Amended and Restated Credit Agreement dated as of July 21, 2004, as amended.